UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019

FOOTHILLS EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55872	27-3439423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Blvd., 23rd Floor

Los Angeles, CA 90024

(Address of principal executive offices) (Zip Code)

(424) 901-6655

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

On March 6, 2019, Foothills Exploration, Inc. (the “Company”), closed on a loan transaction by which the Company issued FirstFire Global Opportunities Fund, LLC (“Lender”) a senior secured convertible promissory note (“Note”) in the principal amount of $705,882, and received proceeds of $600,000 before giving effect to certain transactional costs and legal fees. This loan is secured by the Company’s Green River Basin Assets located in Wyoming. For additional description of this secured loan transaction, please see the Company’s current report on Form 8-K filed with the Commission on March 12, 2019.

Since closing on this transaction, the Company made principal payments to Lender totaling $100,000. Lender asserts that amounts owing to it as of September 1, 2019 are approximately $705,882. Following a notice of default, the parties entered into a forbearance agreement to extend the maturity date of the note into January 2020, which included payments of $352,941.17 to be paid on November 29, 2019, and $427,941.18 to be paid on the maturity date as extended.

The Company was unable timely to comply with the payment terms of the forbearance agreement. The Company and Lender may or may not continue discussions concerning possible extensions of payment terms and amounts, however no assurance can be given that the Company will be able to reach agreement with Lender. In that event, Lender has advised the Company that Lender intends to pursue its available legal remedies, including by not limited to litigation, to recover all amounts asserted to be owed to Lender under the applicable loan documents.

Litigation pursued by Lender against the Company can further erode the financial condition and materially and adversely affect operations of the Company and could result in cross-defaults with other lenders. Management is actively working with all of its debtholders to seek resolution on these matters; however, no assurances can be given that management will be able to reach agreement with any of its lenders. As a further result the foregoing the Company may be compelled to seek protection under appropriate state or federal insolvency laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2019

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer